UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2008

TOPSPIN MEDICAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-144472	510394637
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Global Park 2 Yodfat Street, Third Floor North Industrial Area Lod 71291 Israel	Not Applicable
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 972-8-9200033

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 27, 2008, the board of directors of TopSpin Medical, Inc. (the “Company”) voted to approve an amendment to the Company’s Bylaws (the “Amendment”) to provide that holders of one third of the outstanding capital stock of the Company will constitute a quorum at a meeting of shareholders of the Company. Prior to the Amendment, the Company’s Bylaws did not provide for a method of calculating a quorum at meetings of the shareholders of the Company.

A copy of the Company’s Bylaws, as amended by the Amendment, are attached hereto as Exhibit 3.1. The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the amended and restated Bylaws of the Company.

Item 8. Other Information

On October 27, the board approved the termination of all of the employees of the Company’s wholly owned subsidiary, TopSpin Medical (Israel) Ltd. (“TopSpin (Israel)”), except for three employees that are employed in the our finance department and charged with preparing our financial statements.

Item 9.01. Financial Statements and Exhibits.

(d) The following exhibit is furnished with this Form 8-K:

Exhibit No.	Description
3.1	Amended and Restated Bylaws of TopSpin Medical Inc., dated October 27, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOPSPIN MEDICAL, INC.
Date: October 30, 2008	By:	/s/ Tami Sharbit-Bachar

Name: Tami Sharbit-Bachar Title: Director of Finance and Secretary

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amended and Restated Bylaws of TopSpin Medical Inc., dated October 27, 2008